                            IMAGEMATRIX CORPORATION
                      WEIGHTED AVERAGE SHARES OUTSTANDING
                      FOR THE PERIOD ENDED MARCH 31, 1997
                                                                     EXHIBIT 11

                                                               DAYS
                                                               ----

Total shares issued and outstanding from January
 1, 1997 to March 31, 1997                          4,665,897    15   69,988,455

Shares issued January 16, 1997             256,937  4,922,834    75  369,212,550
                                                                   -------------

                                                                     439,201,005

                                                             Days             90
                                                                   -------------

                      WEIGHTED AVERAGE SHARES OUTSTANDING              4,880,011
                                                                   =============

Common stock equivalents have been excluded from the calculation from January 1, 1997 to December 31, 1997 due to the fact that exercise price is greater than stock price in all cases.